UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 29, 2012

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2012, SciQuest, Inc. (the “Company”) filed its Definitive Proxy Statement relating to its Annual Meeting of Stockholders to be held on April 25, 2012. In connection with its Annual Meeting, the Company’s Board of Directors recommended a vote approving an amendment to the SciQuest, Inc. 2004 Stock Incentive Plan (the “Plan”) to increase the shares available for issuance under the Plan by 1,000,000 shares. In connection with this proposal, we are clarifying the number of shares outstanding and the number of shares available for future grant under all Company plans as of December 31, 2011 and March 1, 2012 as follows:

	As of December 31, 2011	As of March 1, 2012
Number of Stock Options Outstanding	1,323,231	1,320,292
Weighted Average Exercise Price	$9.53	$9.61
Weighted Average Term (in years)	8.3	8.3
Number of Shares Under Awards Outstanding	2,394,933	2,410,545
Number of Shares Remaining for Future Grants:
SciQuest, Inc. 2004 Stock Incentive Plan	589,572	576,899

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

Date: March 29, 2012

	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer
(Principal Executive Officer)